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Exhibit 4.9

AMENDMENT NO. 5 TO SHAREHOLDER'S AGREEMENT

        AMENDMENT NO. 5 (the "Amendment"), dated as of September     , 2002, to the Shareholder's Agreement, dated as of November 12, 1996, as amended by Amendment No. 1 dated as of December 16, 1996, Amendment No. 2 dated as of February 28, 1997, Amendment No. 3 dated as of May 19, 1997 and Amendment No. 4 dated as of April 3, 2002 (the "Agreement"), between SICOR Inc. (formerly known as Gensia, Inc.), a corporation organized under the laws of Delaware (the "Company"), and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance").

W I T N E S S E T H:

        NOW, THEREFORE; the parties hereto hereby agree as follows:

        1.    Definitions; References.    Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

        2.    Amendment of Section 4.1(c).    Section 4.1(c) of the Agreement is hereby amended by deleting such section in its entirety substituting in lieu thereof the following:

  "(c) At all times during the term of this Agreement that Rakepoll's Interest is:

            (i)  50% or above of Rakepoll's Initial Interest, Rakepoll shall have the right to designate for nomination and approval three Investor Directors, provided, that one of such nominees shall be an independent director; the Management Directors shall have the right to designate for nomination and approval two Management Directors, provided, that one of such nominees shall be an independent director; and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors;

          (ii)  25% or above but less than 50% of Rakepoll's Initial Interest, Rakepoll shall have the right to designate for nomination and approval two Investor Directors; the Management Directors shall have the right to designate for nomination and approval one Management Director; and there shall be seven Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors;

          (iii)  10% or above but less than 25% of Rakepoll's Initial Interest, Rakepoll shall have the right to designate for nomination and approval one Investor Director; the Management Directors shall have the right to designate for nomination and approval one Management Director; and there shall be eight Independent Directors who shall be designated for nomination and approval jointly by the Management Director and the Investor Director; and

          (iv)  below 10% of Rakepoll's Initial Interest, Rakepoll shall have no right to designate any Investor Directors or Independent Directors, and the Management Directors shall have no right to designate any Management Directors or Independent Directors."

        3.    Full Force and Effect.    Except as modified, amended or supplemented above, all rights, terms and conditions of the Agreement shall remain in full force and effect.

        4.    Conditions to Effectiveness of this Amendment.    This Amendment shall become effective upon the signature on behalf of Rakepoll Finance, the Company and at least a majority of the Independent Directors listed on the signature pages hereto.

        5.    Governing Law.    This Amendment shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

        6.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

SICOR INC.
By:
	Name:	Wesley N. Fach
	Title:	Vice President, Senior Legal Counsel and Secretary
By:
	Name:	Michael D. Casey
	Title:	Independent Director
By:
	Name:	Lee Burg
	Title:	Independent Director
By:
	Name:	Herbert J. Conrad
	Title:	Independent Director
By:
	Name:	J. Sanford Miller
	Title:	Independent Director
By:
	Name:	Donald E. Panoz
	Title:	Independent Director
By:
	Name:	Carlo Rugerri
	Title:	Independent Director
RAKEPOLL FINANCE N.V.
By:
	Name:	Carlo Salvi
	Title:	Chairman of the Board

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  Exhibit 4.9
AMENDMENT NO. 5 TO SHAREHOLDER'S AGREEMENT